EXHIBIT 10.22

STOCK PURCHASE AGREEMENT

DATED AS OF MAY 11, 2011

AMONG

AMERICAN LEARNING CORPORATION

AND

THE PURCHASERS LISTED ON EXHIBIT A

i

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE  AGREEMENT (the "Agreement") is dated as of May 11, 2011, by and among American Learning Corporation, a New York corporation (the "Company"), and each of the Purchasers of shares of Common Stock (as defined below) of the Company whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

The parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF COMMON STOCK

Section 1.1             PURCHASE AND SALE OF COMMON STOCK.  Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the number of shares of the Company’s Common Stock, par value $.01 per share (the "Common Stock"), at a purchase price of $1.80 per share, set forth with respect to such Purchaser on Exhibit A hereto.  The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") or Section 4(2) of the Securities Act.

Section 1.2             PURCHASE PRICE AND CLOSING.  The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the shares of Common Stock set forth opposite their respective names on Exhibit A (the “Shares”). The aggregate purchase price of the Shares being acquired by each Purchaser is set forth opposite such Purchaser’s name on Exhibit A (for each such purchaser, the "Purchase Price" and collectively referred to as the "Purchase Prices"). The closing of the purchase and sale of the Shares to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Wilk Auslander LLP, 675 Third Avenue, New York, NY 10017 (the "Closing") at 10:00 a.m., New York time on (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to such Closing shall be fulfilled or waived in accordance herewith or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date").

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby makes the following representations and warranties to the Purchasers, except as set forth in the Company’s disclosure schedule delivered with this Agreement as follows:

(a)           ORGANIZATION, GOOD STANDING AND POWER.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth in the Company’s Form 10-K for the year ended March 31, 2010, including the accompanying financial statements (the "Form 10-K"), or in the Company’s Form 10-Q for the fiscal quarters ended June 30, 2010, September 30, 2010 or December 31, 2010 (collectively, the "Form 10-Q").  The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company or its subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by the Company of any of its obligations hereunder.

(b)           AUTHORIZATION; ENFORCEMENT.  The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, except if shareholder approval is required by the Corporate Governance Requirements of the NASDAQ Capital Market (“Shareholder Approval”), no further consent or authorization of the Company or its board of directors or shareholders is required. This Agreement has been duly executed and delivered by the Company.  This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization,  moratorium, liquidation, conservatorship,  receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           CAPITALIZATION.  The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of May 4, 2011 are set forth on SCHEDULE 2.1(C) hereto. All of the outstanding shares of the Company’s Common Stock have been duly and validly authorized. Except as set forth in this Agreement and as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 2.1(C) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 2.1(C), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.  Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided in the Form 10-K, Form 10-Q or on SCHEDULE 2.1 (C) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 2.1(C) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no shareholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company’s Bylaws as in effect on the date hereof (the "Bylaws").

(d)           ISSUANCE OF SHARES.  The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and the Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable.

(e)           NO CONFLICTS.  Except as disclosed in SCHEDULE 2.1(E) hereto, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company’s Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of  termination,  amendment,  acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in SCHEDULE 2.1(E) hereto, the business of the Company and its subsidiaries is not being conducted in violation of any laws,  ordinances or  regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. Except for filing of an Information Statement on Schedule 14C for Shareholder Approval, the Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing); PROVIDED that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

(f)           COMMISSION DOCUMENTS, FINANCIAL STATEMENTS.  The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed in the Form 10-K, Form 10-Q or on SCHEDULE 2.1(F) hereto, since December 31, 2010, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents filed with the Commission since December 31, 2009. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the Form 10-K and the Form 10-Q complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Form 10-K and the Form 10-Q contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)           SUBSIDIARIES.  The Form 10-K, Form 10-Q or SCHEDULE 2.1(G) hereto sets forth each subsidiary of the Company,  showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued,  and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

(h)           NO MATERIAL ADVERSE CHANGE.  Since February 14, 2011, the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the Commission, a copy of which is included in the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on SCHEDULE 2.1(H) hereto.

(i)           NO UNDISCLOSED LIABILITIES. Except as disclosed in the Form 10-K, Form 10-Q or on SCHEDULE 2.1(I) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its subsidiaries respective businesses since December 31, 2010 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

(j)           NO UNDISCLOSED EVENTS OR CIRCUMSTANCES.  No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)           INDEBTEDNESS.  The Form 10-K, Form 10-Q or SCHEDULE 2.1(K) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(l)           TITLE TO ASSETS.  Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Form 10-K, Form 10-Q or on SCHEDULE 2.1(L) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect on the Company’s financial condition or operating results. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

(m)         ACTIONS PENDING.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. Except as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 2.1(M) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. Except as set forth in the Form 10-K, Form 10-Q or SCHEDULE 2.1(M) hereto, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

(n)          COMPLIANCE WITH LAW.  The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Form 10-K, Form 10-Q, on SCHEDULE 2.1(N) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)          TAXES.  Except as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 2.1(O) hereto, the Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. Except as disclosed on SCHEDULE 2.1(O) hereto, none of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p)          CERTAIN FEES.  Except as set forth in this Agreement or on SCHEDULE 2.1(P) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

(q)          DISCLOSURE.  To the best of the Company’s knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r)           OPERATION OF BUSINESS.  The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in the Form 10-K, Form 10-Q and on SCHEDULE 2.1(R) hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(s)          BOOKS AND RECORDS; INTERNAL ACCOUNTING CONTROLS.  The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors,  to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations,  (ii)  transactions  are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)           MATERIAL AGREEMENTS.  Except as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 2.1(T) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company’s knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company’s Common Stock.

(u)          TRANSACTIONS WITH AFFILIATES.  Except as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 2.1(U) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or shareholder or any corporation or other entity controlled by such officer, employee, consultant, director or shareholder, or a member of the immediate family of such officer, employee, consultant, director or shareholder.

(v)          SECURITIES ACT OF 1933.  Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has sold or will sell, offer to sell or solicit offers to buy any of the Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

(w)         GOVERNMENTAL APPROVALS.  Except as set forth in the Form 10-K or Form 10-Q, and except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

(x)          EMPLOYEES.  Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 2.1(X) hereto. Except as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 2.1(X) hereto, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality  agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since December 31, 2010, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

(y)          ABSENCE OF CERTAIN DEVELOPMENTS.  Except as provided in Form 10-K, 10-Q or in SCHEDULE 2.1(Y) hereto, since December 31, 2010, neither the Company nor any subsidiary has:

(i)             issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii)           borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such subsidiary’s business;

(iii)          discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv)          declared or made any payment or distribution of cash or other property to shareholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v)           sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi)          sold, assigned or transferred any patent rights, trademarks, trade names,  copyrights,  trade secrets or other intangible  assets or intellectual  property rights, or disclosed any proprietary  confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii)         suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)        made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)           made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x)            entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi)           made charitable contributions or pledges in excess of $25,000;

(xii)         suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)        experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv)         effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xv)          entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z)           USE OF PROCEEDS. The proceeds from the sale of the Shares will be used by the Company for working capital and general corporate purposes.

(aa) PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

(bb) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

Section 2.2             REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.  Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a)           ORGANIZATION AND STANDING OF THE PURCHASERS.  If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           AUTHORIZATION AND POWER.  The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action (if the Purchaser is an entity), and no further consent or authorization of such Purchaser or its board of directors, stockholders, managers, members or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser.

(c)           NO CONFLICTS.  The execution, delivery and performance of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser  is assuming  and relying  upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           ACQUISITION FOR INVESTMENT. Such Purchaser is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares to or through any person or entity. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation.

(e)           ACCREDITED PURCHASERS. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

(f)           RULE 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(g)           GENERAL. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations,  warranties,  agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

(h)           RESIDENCE. Such Purchaser’s permanent domicile is as set forth in Exhibit A.

ARTICLE III
COVENANTS

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

Section 3.1             SECURITIES COMPLIANCE.

(a)           The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by this Agreement, including filing a Form D with respect to the Shares as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchasers or subsequent holders.

(b)           The  Company is relying  upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchasers set forth herein in order to determine the applicability of Federal and state securities laws exemptions and the suitability of such Purchasers to acquire the Shares.

Section 3.2             REGISTRATION AND LISTING.  The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such  registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on Nasdaq or any successor market.

Section 3.3             COMPLIANCE WITH LAWS.  Except for the matters disclosed in SCHEDULE 2.1(E), the Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

Section 3.4             KEEPING OF RECORDS AND BOOKS OF ACCOUNT.  The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied,  reflecting all financial  transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.5             REPORTING REQUIREMENTS.  If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own any Shares:

(a)          Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Company;

(b)          Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company; and

(c)          Copies of all notices and information, including, without limitation, notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Each of the Purchasers with respect solely to itself and not with respect to any other Purchaser covenants with the Company as follows:

Section 3.6             HOLDING PERIOD.  Notwithstanding anything to the contrary contained in Rule 144, such Purchaser agrees not to make or attempt to make any disposition of any Shares prior to the one (1) year anniversary of the Closing Date.  For purposes of this Section 3.6, “disposition” shall include a sale, exchange, assignment, loan, pledge, encumbrance or hypothecation of any of the Shares.

Section 3.7             AGREEMENT TO VOTE.  Such Purchaser agrees to promptly vote in favor of or consent in writing to any future private placement of shares of Common Stock made by the Company where Shareholder Approval is required and such Purchaser is so notified by the Company.

ARTICLE IV
CONDITIONS

Section 4.1             CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SHARES.  The obligation hereunder of the Company to issue and sell the Shares to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           ACCURACY OF EACH PURCHASER’S REPRESENTATIONS AND WARRANTIES.  The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           PERFORMANCE BY THE PURCHASERS.  Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c)           NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 4.2             CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE SHARES.  The obligation hereunder of each Purchaser to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a)           ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES.  Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

(b)           PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)           NO SUSPENSION, ETC. From the date hereof to the Closing Date, trading in the Company’s Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares.

(d)           NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)           NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)           SCHEDULE 14C. In the event that Shareholder Approval is required, a Schedule 14C relating to such Shareholder Approval has been filed with the Commission and the appropriate waiting period under Regulation C, promulgated under the Exchange Act, has passed.

(g)          CERTIFICATES. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Shares being acquired by such Purchaser at the Closing.

(h)          RESOLUTIONS. The board of directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above in a form reasonably acceptable to such Purchaser (the "Resolutions").

(i)           SECRETARY’S CERTIFICATE. The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing this Agreement and any other documents required to be executed or delivered in connection therewith.

(j)           OFFICER’S CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

ARTICLE V
STOCK CERTIFICATE LEGEND

Section 5.1             LEGEND.  Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR AMERICAN LEARNING CORPORATION (“ALRN”) SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

THE SECURITIES ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS PROVIDED FOR IN THAT CERTAIN STOCK PURCHASE AGREEMENT, DATED AS OF MAY 11, 2011, BY AND AMONG ALRN AND THE INVESTOR PARTIES THERETO.

The Company agrees to reissue certificates representing the Shares without the legend set forth above if at such time, prior to making any transfer of any Shares or Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of such Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of Company counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within ten (10) days. In the case of any proposed transfer under this Article V, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in Article V shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

ARTICLE VI
INDEMNIFICATION

Section 6.1             GENERAL INDEMNITY.  The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys` fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys` fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.

Section 6.2             INDEMNIFICATION PROCEDURE.  Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying  party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII
MISCELLANEOUS

Section 7.1             FEES AND EXPENSES.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 7.2             SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.

(a)           The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           Each of the Company and the Purchasers (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.3             ENTIRE AGREEMENT; AMENDMENT.  This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least two-thirds (2/3) of the Shares purchased hereunder, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares purchased hereunder. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement or holders of Shares purchased hereunder, as the case may be.

Section 7.4             NOTICES.  Any notice, demand,  request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     If to the Company:                      American Learning Corporation
One Jericho Plaza
Jericho, New York 11735
Attention: Gary Gelman, Chief Executive Officer
and President
Telephone No.: (516) 938-8000
Facsimile No.: (516) 938-0405

     with copies to:                             Wilk Auslander LLP
675 Third Avenue
New York, New York 10017
Attention: Joel I. Frank, Esq.
Telephone No.: (212) 421-2233
Facsimile No:  (212) 752-6380

If to any Purchaser:  At the address of such Purchaser set  forth on Exhibit A to this
Agreement.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5             WAIVERS.  No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6             HEADINGS.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7             SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 7.8            NO THIRD PARTY BENEFICIARIES.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9            GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement shall not interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10           SURVIVAL.  The representations and warranties of the Company and the Purchasers contained in Section 2.1(o) should survive indefinitely and those contained in Article II, with the exception of Section 2.1(o), shall survive the execution and delivery hereof and the Closing until the date two (2) years from the Closing Date, and the agreements and covenants set forth in Articles I, III, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder until the date two (2) years from the Closing Date.

Section 7.11          COUNTERPARTS.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

Section 7.12          PUBLICITY.  The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.13          SEVERABILITY.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14          FURTHER ASSURANCES.  From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer or executed this Agreement as of the date first above written.

AMERICAN LEARNING CORPORATION

By:	/s/ Gary Gelman
Name: Gary Gelman
Title: Chief Executive Officer and President

/s/ Ronnie B. Aronson
Ronnie B. Aronson

/s/ Howard S. Aronson
Howard S. Aronson

/s/ Clement A. Erbmann
Clement A. Erbmann

/s/ Peter E. Gold
Peter E. Gold

/s/ David Shepard
David Shepard

/s/ Myrna Shepard
Myrna Shepard

/s/ John M. Tannenbaum
John M. Tannenbaum